Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of VLOV, Inc. on Post-Effective Amendment No. 2 to Form S-1 (No. 333-163803) of our report dated April 12, 2012 on the consolidated financial statements of VLOV, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Indianapolis, Indiana
May 2, 2012